GIBRALTAR INDUSTRIES, INC.
MANAGEMENT STOCK PURCHASE PLAN

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First Amendment to
Fourth Amendment and Restatement
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Effective as of May 19, 2005, Gibraltar Industries, Inc., a Delaware corporation with offices at 3556 Lake Shore Road, Buffalo, New York (the “Company”) established the Gibraltar Industries, Inc. 2005 Equity Incentive Plan (the “Prior Omnibus Plan”) to enable the Company to grant awards of equity based compensation to its employees and to non-employee directors, consultants and service providers.

In addition, effective as of May 19, 2005, the Company established the Gibraltar Industries, Inc. Management Stock Purchase Plan (as amended, the “Plan”) to set forth a uniform set of principals under which certain of the Company’s management employees would be permitted to purchase Restricted Stock Units which the Company is authorized to issue pursuant to the Prior Omnibus Plan.

Pursuant to the terms of the Plan and the Prior Omnibus Plan, the Plan is to be treated as an instrument evidencing the grant of an Award under the Prior Omnibus Plan.

The Company has adopted and the stockholders of the Company have approved the adoption of a new equity based incentive compensation plan known as the Gibraltar Industries, Inc. 2015 Equity Incentive Plan (the “Omnibus Plan”). In connection with the company’s establishment of the Omnibus Plan, the Company has also adopted a new management stock purchase plan known as the Gibraltar Industries, Inc. 2015 Management Stock Purchase Plan (the “New MSPP”). Pursuant to the terms of the Omnibus Plan and the New MSPP, the New MSPP is to be treated as an instrument evidencing the grant of an Award under the Omnibus Plan.

In connection with the Company’s adoption of the Omnibus Plan, the Company has amended the Prior Omnibus Plan to provide that no further Awards will be permitted under the terms of the Prior Omnibus Plan, other than Awards which will be made pursuant to elections made by the Company’s Employees to defer a portion of their Base Salaries under the terms of the Plan for the 2015 calendar year and Awards which will be made pursuant to elections made by the Company’s Directors to defer a portion of their meeting fees under the terms of the Plan for the 2015 calendar year.

The Company desires to amend the Plan to provide that, except for Restricted Units which are to be credited to the Accounts of Employees pursuant to elections made by such Employees to defer a portion of their Base Salaries under the terms of the Plan for the 2015 calendar year and Restricted Units which will be credited to Accounts of Directors pursuant to elections made by the Company’s Directors to defer a portion of their Director Fees under the terms of the Plan for the 2015 calendar year, no further Restricted Units will be credited to the Accounts of Participants effective as of May 7, 2015.

In connection with the foregoing, the Company hereby adopts the following as the First Amendment to the Fourth Amendment and Restatement of the Gibraltar Industries, Inc. Management Stock Purchase Plan effective as of May 7, 2015:

1.    Capitalized terms that are not defined herein shall have the meanings assigned to such terms in the Plan.

2.    The Plan is hereby amended to the full extent necessary to provide that: (1) except for Restricted Units which are to be credited to the Accounts of Participants, in the case of Participants who are Eligible Employees, pursuant to elections made to defer any portion of their Base Salary for the 2015 calendar year and, in the case of Participants who are non-employee Directors, pursuant to elections made to defer any portion of their Director Fees for the 2015 calendar year, no additional Restricted Units shall be credited to the Accounts of Participants based on elections made by Participants to defer any portion of their respective Base Salaries, annual Bonus or Director Fees; (2) all rights of Participants to receive payment for Restricted Units credited to the Accounts of such Participants, as such rights are provided for under the terms of the Plan, shall continue in full force and effect on and after the date hereof; and (3) effective as of January 1, 2016, except for Restricted Units which may be required to be credited to the Accounts of Participants pursuant to the anti-dilution provisions of Section 6.03 of the Plan, no further Restricted Units shall be credited to the Accounts of any Participants under the terms of the Plan.

3.    Except as amended pursuant to the provisions of Section 2 above, the provisions of the Plan shall continue in full force and effect following the date hereof.

IN WITNESS WHEREOF, Gibraltar Industries, Inc. has caused this First Amendment to the Fourth Amendment and Restatement of the Gibraltar Industries, Inc. Management Stock Purchase Plan to be executed as of this 7th day of May, 2015.

GIBRALTAR INDUSTRIES, INC.

By:	/s/ Paul M. Murray
Paul M. Murray
Senior Vice President of Human Resources
and Organizational Development